UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2013

                                AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY 12106

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 16, 2013 (the “Closing Date”), American Bio Medica Corporation (the “Company”) entered into a three-year Loan and Security Agreement (“LSA”) with Imperium Commercial Finance, LLC (“Imperium”), a new Senior Lender, to refinance the Company’s Line of Credit with Medallion Financial Corp (“Medallion”), (see Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “Commission”) on April 25, 2012 and other subsequent periodic reports filed with the Commission for details on the Medallion Line of Credit.)

Under the LSA, Imperium has agreed to provide the Company with up to a maximum amount of $1,500,000 (“Maximum Funding Amount”) under a revolving secured loan facility (the “Imperium Line of Credit”), which is secured by a first security interest in all of the Company’s receivables, inventory, and intellectual property rights along with a second security interest in the Company’s machinery and equipment (together the “Collateral”). The Maximum Funding Amount is subject to a discretionary borrowing base comprised of: 85% of eligible accounts receivables (excluding, without limitation, receivables remaining unpaid for more than 90 days from invoice date or 60 days from due date, contra receivables, and affiliated receivables), up to the lesser of 60% of eligible finished goods inventory at cost or 75% of appraised net orderly liquidation value of inventory, and a receivable dilution rate of less than 5% (the “Borrowing Base”).

In addition to the Imperium Line of Credit, the Imperium facility includes a discretionary Supplemental Advance of up to $500,000 (the “Imperium Supplemental Advance”). Supplemental advances, once repaid, cannot be re-borrowed, and is secured with the same Collateral as the Imperium Line of Credit.

The Imperium Line of Credit is to be used for working capital and general corporate purposes, and the Imperium Supplemental Advance is to be used for costs associated with obtaining marketing clearance of the Company’s oral fluid products and costs associated with other new market opportunities.

On the Closing Date, the Company paid a closing fee of $10,000 to Imperium, and granted Imperium a 7-year warrant to purchase 2,000,000 common shares of the Company at an exercise price of $0.18 (the “Imperium Warrants”). The Imperium Warrants will be valued using the Black-Scholes pricing model. The Company also paid an early termination fee of $25,000 to Medallion on the Closing Date, and a finder’s fee of 3% of the gross proceeds from the Imperium financing, or $60,000, to Monarch Capital Group, LLC.

The Company will also pay Imperium an Unused Line Fee in an amount equal to 2% (a) from and after the Closing Date through and including March 31, 2013, the Maximum Revolving Amount of $1,500,000 less the aggregate amounts outstanding to Imperium and (b) at all time from and after April 1, 2013, the Maximum Amount of $2,000,000 less the aggregate amounts outstanding to Imperium. The Unused Line Fee for each month (except for the month in which the termination occurs) is payable on the first day of each calendar month following the Closing Date; the final monthly installment of the Unused Line Fee is payable on the termination date. The Company will also pay to Imperium a Collateral monitoring fee of $2,500 on the first day of each month during the term of the LSA.

As of the Closing Date, the Company’s loan availability under the Imperium Line of Credit was $1,500,000. From the loan availability, the Company drew approximately 343,000 to pay off the Medallion Line of Credit and to pay other various fees previously indicated, as well as $40,000 in legal fees to Imperium counsel. The Company had $1,107,000 of additional loan availability under the Imperium Line of Credit after these payments were made.

A success fee of $175,000 (“Success Fee”) is due and payable if Imperium terminates due to an event of default, or if the Company terminates and pre-pays all amounts due to Imperium prior to the stated expiration date of January 16, 2016, however, the Success Fee is not due and payable if Imperium has exercised all its rights under the Imperium Warrant and sells all of the common shares underlying the Imperium Warrant on or before January 16, 2016 and if on the date that Imperium completes such sale(s), the price per share of the Company’s common shares is at least $0.70 per common share.

Under the LSA, interest on the Imperium Line of Credit and the Imperium Supplemental Advance is in cash at a rate equal to eight percent (8%) per annum and (ii) in kind (i.e., “PIK” interest) at a rate equal to two percent (2%) per annum (collectively, the “Interest Rate”), all of which “PIK” interest shall be added to and constitute a part of the aggregate principal amount of outstanding Line of Credit borrowing or aggregate principal amount of outstanding Supplemental Advances, as applicable, as and when such “PIK” interest becomes due and payable hereunder. Interest is payable on the Line of Credit and Supplemental Advance in arrears for the preceding calendar month on the first day of each calendar month.

So long as any obligations are due to Imperium under the LSA, the Company must maintain Net Borrowing Availability of not less than $100,000 (Net Borrowing Availability is defined as borrowing availability less the amounts due under the Imperium Line of Credit). There are also certain minimum EBITDA (Earnings Before Interest, Taxes Depreciation and Amortization) requirements. More specifically, the Company must have EBITDA of not less than (a) $25,000 for the Fiscal Quarter ending on or about March 31, 2013, (b) $100,000 for the Fiscal Quarter ending on or about June 30, 2013, (c) $200,000 for the Fiscal Quarter ending on or about September 30, 2013, and (d) $300,000 for the Fiscal Quarter ending on or about December 31, 2013 and for each of the Fiscal Quarters thereafter.

In an event of default, which includes but is not limited to, failure of the Company to make any payment when due, and non-compliance with the Net Borrowing Availability and minimum EBITDA requirements, the interest rate will be increased by 4% for as long as the event of default occurs. Imperium’s other remedies include, but are not limited to, termination or suspension of Imperium’s obligation to make further advances to the Company, declaration of all amounts owed to Imperium due and payable.

As a condition to the financing, the Company’s Chief Executive Officer, Stan Cipkowski (“Cipkowski”) was required to execute a Personal Guarantee (the “PG”). Under the PG, Cipkowski guarantees Imperium prompt payment at maturity, or whenever they may become due in accordance with any of their terms, of all now existing and hereafter arising liabilities, indebtedness and obligations to Imperium, as well as the Company’s performance under the LSA. (See Item 5.02 below for information related to compensatory arrangements related to the execution of the PG).

Item 1.02 Termination of a Material Definitive Agreement

On December 18, 2012, the Company gave Medallion written notice of non-renewal as provided under the Financing Agreement. On January 16, 2013 all indebtedness due to Medallion was paid in full and Medallion’s security interest in the Company’s assets were terminated.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As compensation for his execution of the PG, on January 16, 2013 Cipkowski was awarded an option grant representing 500,000 common shares of the Company under the Company’s Fiscal 2001 stock option plan, at an exercise price of $0.15, the closing price of the Company’s common shares on the date of the grant (the “Cipkowski PG Option Grant”). The Cipkowski PG Option Grant vests over three (3) years in equal installments. The Cipkowski PG Option Grant will be valued using the Black-Scholes pricing model.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated January 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse Executive Vice President Chief Compliance Officer Corporate Secretary